DATED **2005**

---

(1) STEPHAN MICHAEL HUGHES

and

(2) ACCESS DEVICES, INC.

and

(3) ACCESS DEVICES DIGITAL LIMITED

and

(4) ASTRAL PROMOTIONS LIMITED

SHARE SALE AGREEMENT

THIS AGREEMENT is made the day of 2005

BETWEEN:-

(1) **STEPHAN MICHAEL HUGHES** of 4 Oakwood House, Beechfield Road, Alderley Edge, Cheshire SK9 7AT (the "Vendor"); and

(2) **ACCESS DEVICES, INC.** of 1201 Elm Street, Dallas, Texas (the "Purchaser"); and

(3) **ACCESS DEVICES DIGITAL LIMITED** (registered no. 4801471) whose registered office is at Manufactory House, Bell Lane, Hertford, Hertfordshire SG14 1BP ("ADDL"); and

(4) **ASTRAL PROMOTIONS LIMITED** (registered no. 4797788) whose registered office is at 492 Hempshaw Lane, Stockport, Cheshire SKT2 5TL ("the Company").

WHEREAS:

(A) The Company is a private limited company incorporated in England and Wales.

(B) The Vendor is the beneficial owner of all of the Shares.

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares upon the terms and subject to the conditions hereinafter appearing.

(D) The parties wish to terminate the Distribution Agreement on the terms set out below.

IT IS AGREED as follows:-

1 INTERPRETATION

.1.1 Definitions

In this Agreement including the Recitals and the Schedules unless the context otherwise requires the following expressions shall have the following meanings, namely:-

"Completion"	completion of the sale and purchase of the Shares in accordance with Clause 4;
"Completion Date"	the date of this Agreement;
"Consideration"	the consideration payable by the Purchaser for the Shares as set out in Clause 3;
"Consideration Shares"	1,546,200 common stock US $0.001 of the Purchaser;
"Directors"	the directors of the Company;
"Disclosure Letter"	the letter of the same date as this Agreement from the Vendor to the Purchaser in relation to the Warranties;
"Distribution Agreement"	the sale and distribution agreement dated 22 July 2004 and made between the Purchaser and the Company;
"Employees"	persons employed by the Company;
"Shares"	means the one issued ordinary share of £1 being the whole of the issued share capital of the Company;
"Termination Payment"	the payment referred to in Clause 5;
"Warranties"	means the warranties set out in Schedule 1 hereto.

.1.2 References

References to this Agreement shall include the Schedules to it and references to Clauses and the Schedules are to Clauses of and the Schedules to this Agreement.

.1.3 Headings

.1.4 Headings are included for convenience only and shall not affect the interpretation of this Agreement.

1.4 Any reference to a document being "in the agreed form" is to a document in the form agreed between the parties and for identification purposes only signed or initialled by them or on their behalf on or before the date of this Agreement.

2 AGREEMENT TO SELL THE SHARES

The Vendor shall sell with full title guarantee and the Purchaser shall purchase the Shares free from all liens charges and encumbrances and with all rights attaching to them with effect from the date of this Agreement.

3 CONSIDERATION

.3.1 The Consideration shall be the sum of £1,275,320. The Consideration shall be satisfied by the allotment and issue of the Consideration Shares to the Vendor together with the payment of £200,000 payable to the Company by ADDL in cash by telegraphic transfer in the following amounts and on the following dates:

.3.2 £50,000 immediately following the execution of this Agreement;

.3.3 £50,000 on the date which is one month after the Completion Date;

.3.4 £50,000 on the date which is two months after the Completion Date; and

.3.5 £50,000 on the date which is three months after the Completion Date.

4 COMPLETION

.4.1 Date and Place

Completion shall take place at the offices of the Purchaser on the Completion Date.

.4.2 Vendor's Obligations

On Completion the Vendor shall deliver or cause to be delivered to the Purchaser:-

.4.2.1 a duly executed transfer of the Shares in favour of the Purchaser or as it may direct accompanied by the relevant share certificates (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing); and

.4.2.2 the certificate of incorporation, common seal (if any) and statutory books of the Company (duly written up-to-date);

4.2.3 written resignations (with effect from the end of the relevant board meeting referred to in Clause 4.4) of the Vendor and Guy Jason Soar as the directors and Guy Jason Soar as the secretary of the Company, resigning from their respective offices and employments with the Company, in each case executed as deeds in the terms set out in Schedule 2;

4.2.4 a duly executed release in the agreed form of all mortgages, charges debentures and guarantees (if any) granted or entered into or given by the Company together with relative declarations of satisfaction (Forms 403a) sworn by a director of the Company;

4.2.5 the Disclosure Letter.

.4.3 Purchaser's obligations

.4.3.1 On Completion the Purchaser shall, subject to compliance by the Vendor with all of its obligations in this Clause 4, deliver to the Vendor a share certificate or certificates in respect of the Consideration Shares.

.4.4 Board Resolutions of the Company

On Completion the Vendor shall procure the passing of board resolutions of the Company:-

.4.4.1 approving the share transfer referred to in Clause 4.2.1 subject only to it being duly stamped;

.4.4.2 accepting the resignations of the directors and the secretary of the Company (which resignations the Vendor agrees to procure);

.4.4.3 appointing Anthony Walton and Peter Hilton as the new directors and Anthony Walton as the new company secretary of the Company;

4.4.4 revoking all existing instructions to the Company's bankers, bank mandate forms and authorities and replacing them with alternative instructions, bank mandate forms and authorities in such form as the Purchaser may require;

4.4.5 changing the registered office of the Company to Manufactory House, Bell Lane, Hertford, Hertfordshire SG14 1BP; and

4.4.6 approving the termination of the Distribution Agreement.

4.5 Release

The Vendor hereby unconditionally and irrevocably releases and discharges the Company with effect from Completion from all debts, liabilities and obligations due or owing at Completion by the Company to the Vendor.

5 DISTRIBUTION AGREEMENT

.5.1 5.1 In consideration of the Termination Payment, the Vendor, ADDL and the Company hereby agree that the Distribution Agreement is hereby terminated with immediate effect and each of them hereby unconditionally and irrevocably waives any present or future claims which any of them may have against the other under or in respect of the Distribution Agreement.

5.2 The Termination Payment shall be the aggregate amount of £1.00 (receipt of which is hereby acknowledged)..

6 **6 RESTRICTIONS ON CONSIDERATION SHARES**

7 6.1 The Vendor undertakes to the Purchaser (both for itself and as agent for ADI) that for a period of 12 months from the Completion Date he will not sell, dispose of any interest in or otherwise deal in 600,000 of the Consideration Shares.

8 6.2 The Vendor undertakes to the Purchaser (both for itself and as agent for ADI) that for a period of 24 months from the Completion Date he will not sell, dispose of any interest in or otherwise deal in a further 600,000 of the Consideration Shares (being in addition to the 600,000 Consideration Shares referred to in Clause 6.1 above).

9 6.3 The Vendor further undertakes to the Purchaser that it will comply with all restrictions for the time being in force, whether under ADI's constitution or bye-laws or otherwise, relating to the dealing in or disposal of ADI common stock of US $0.001.

7 INDEMNITY

11 The Vendor hereby undertakes to indemnify and keep indemnified on demand both the Company and the Purchaser in respect of all debts, liabilities and obligations of the Company of any nature whatsoever resulting from any act, omission, default, transaction or circumstance occurring on or before the Completion Date.

8 WARRANTIES

12 The Vendor hereby represents, warrants and undertakes to the Purchaser (for itself and as trustee for its successors in title) in the terms of the Warranties subject to the matters disclosed in the Disclosure Letter.

13 **9 OTHER PROVISIONS**

9.1 No Assignment

This Agreement shall be personal to the parties to it and none of the parties shall be entitled to assign any of their respective rights and obligations under this Agreement.

9.2 Whole Agreement and Variation

This Agreement (including all documents to be executed pursuant to Clause 4) contains the whole agreement between the parties relating to the subject matter of this Agreement and no variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties.

9.3 Time of the Essence

Time shall be of the essence of this Agreement both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

9.4 Further Assurance

At any time after the date of this Agreement the Vendor shall and shall use reasonable endeavours to procure that any necessary third party shall at the cost of the Purchaser execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of giving to the Purchaser the full benefit of all the provisions of this Agreement.

9.5 Notices

Any notice claim or demand requiring to be served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered to the address stated in this Agreement or such other address as may have previously been notified to the other party to this Agreement for this purpose.

In the case of the death of any such person and until any other party has received notice in writing of the grant of probate of his will or letters of administration of his estate any such notice claim or demand so given shall be as effectual as if he were still living.

Any such notice shall be delivered by hand or facsimile transmission or sent by pre-paid first class post and if delivered by hand shall conclusively be deemed to have been given or served at the time of delivery, if sent by facsimile shall conclusively be

deemed to have been given or served at the time of despatch and if sent by post shall conclusively be deemed to have been received 48 hours from the time of posting.

9.6 Invalidity

If any term or provision in this Agreement shall be held to be illegal or unenforceable in whole or in part under any enactment or rule of law such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

9.7 Counterparts

This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one and the same instrument.

9.8 Governing Law and Submission to Jurisdiction

This Agreement and the documents to be entered into pursuant to it shall be governed by and construed in accordance with English law and all the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and such documents.

IN WITNESS whereof this Agreement has been duly executed as a deed the day and year first before written

SCHEDULE 1

THE WARRANTIES

1 Except in relation to the Distribution Agreement, the Company has not traded since its incorporation and has no assets or liabilities (whether actual or contingent).

2 Save for the Distribution Agreement, the Company is not party to any legally binding agreement or arrangement whatsoever.

3 The Company has no and has never had any Employees.

4 The Shares constitute the entire issued share capital of the Company.

5 The Company has conducted its business in accordance with all applicable laws and regulations of the United Kingdom and has filed all necessary documents in timely fashion with the Registrar of Companies.

6 All written information provided by or on behalf of the Vendor to the Purchaser or its professional advisers before and during the negotiations leading up to this Agreement is true and complete.

SCHEDULE 2

FORM OF RESIGNATION LETTER

[ ] 2005

To: The Directors
Astral Promotions Limited ("the Company")

Dear Sirs

I hereby resign with immediate effect as [a director] [a director and the secretary] of the Company and I confirm that I have no claims against the Company for compensation for loss of office or otherwise howsoever.

EXECUTED as a Deed)
by [ ])
in the presence of:-)

EXECUTED as a Deed
by **STEPHAN MICHAEL HUGHES**
in the presence of:-

O'NEILL PATIENT
CHESTER HOUSE
2 CHESTER ROAD
HAZEL GROVE
STOCKPORT
SK7 5NU

EXECUTED as a Deed
by **ACCESS DEVICES, INC.**
in the presence of:-

STEPHEN GRIST
58 Uxbridge Rd
London
W5 2ST

Director

Director/Secretary

EXECUTED as a Deed
by **ACCESS DEVICES DIGITAL LIMITED**
in the presence of:-

STEPHEN GRIST
58 Uxbridge Rd
London
W5 2ST

Director

Director/Secretary

EXECUTED as a Deed
by **ASTRAL PROMOTIONS LIMITED**

in the presence of:-

Director

Director/Secretary